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                                                                    EXHIBIT 10.9

                                                                        ADDENDUM


                  This agreement between _________ and Extendicare Inc. modifies the Executive Retirement Agreement entered into between the parties and attached hereto.

                  1.       AMOUNT OF RETIRING ALLOWANCE

                  The Company shall pay to the executive in equal monthly installments a retiring allowance upon retirement the annual amount which is sixty percent (60%) of Final Average Salary, plus one percent (1%) of Final Average Salary for each year (with complete months to count as 1/12th of a year) by which the Executive's retirement from active service exceeds his completion of fifteen (15) years of service, subject to a maximum of seventy percent (70%) of Final Average Salary.

                  2.       RETIREMENT DATE

                  The Company has agreed that the executive, at his election, may retire at Age 55.

                  3.       BRIDGE BENEFIT

                  The executive at his sole discretion may bridge a gap, if any, between the end of a severance period and Age 55 by electing to commence pension payments immediately following the end of the severance period. The pension entitlement otherwise due at Age 55 will be reduced by an actuarial calculation such that there would be no added cost to the Corporation.

                  IN WITNESS WHEREOF the parties hereto have executed their Agreement as of __________, 19__.


                                  EXTENDICARE INC.


                                  By:
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                                  By:
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                                  And:
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